SETTLEMENT AND RELEASE AGREEMIENT PARTEES
                   -----------------------------------------




Cymedix  (Fonnerly  MedSoft  OnLine)          ("Cymedix")
100  E.  Thousand  Oaks  Boulevard,  Suite  117
Thousand  Oaks,  CA  91360

Keith  Berinan                                (  "Berman")
Barbara  Asbell                               ("Asbell")
100  E.  Thousand  Oaks  Boulevard,  Suite  117
Thousand  Oaks,  CA  91360

Global  Med  Technologies                     ("Global")
(Fonnerly  Global  Data  Technologies)
Global  Data  Technologies
12600  West  Colfax
Suite  A500
Lakewood,  Colorado  80215-3734

Mick  Ruxin                                   ("Ruxin")
Global  Data  Technologies
12600  West  Colfax
Suite  A500
Lakewood,  Colorado  80215-3734

Place:          Los  Angeles,  California

Date:


                                   RECITALS
                                   --------

WHEREAS, Cymedix and Global entered into a series of related transactions beginning on or about February 26, 1996; and Whereas a dispute has arisen between the parties regarding these related transactions; and Whereas the parties wish to resolve their disputes;

NOW,  THEREFORE,  it  is  agreed  as  follows:


(1)       MUTUAL RELEASE.  Except as otherwise provided in this agreement, and
          --------------
in consideration for the promises and undertakings contained herein, Cymedix, Berman and Asbell on the one hand and Global and Ruxin on the other hand, each for him, her or itself and for his, her or its respective subsidiaries, predecessors, successors, assigns, officers, and directors, shareholders, agents, attorneys, representatives, employees, owners, managers, contractors and subcontractors do hereby and forever generally, completely and absolutely release and discharge the other and each of his, her or its respective predecessors, successors, assigns, officers, directors, shareholders, agents, attorneys, representatives, employees, insurers, partners, managers, and heirs of and from any and all claims, actions, causes of action, obligations, liabilities, injuries and damages of every kind and nature whatsoever, known or unknown, foreseen or unforeseen, asserted or unasserted, including claims for breach of contract up through and including the date of this agreement, which any such person or entity may now have or hereinafter claim to have due to, arising from or based in whole or in part upon any act, omission, event, transaction, matter or thing involved, alleged or referred to, or arising directly or indirectly from or in connection with any of the past transactions, agreements, understandings, associations, relationships and/or course of dealing between Cymedix and Global including, without limitation, all matters in controversy or that could have been placed in controversy by either of them. The parties, in making this release, specifically except those items set forth in paragraph 9 below.

(2)         EXTENSION OF THE MATURITY DATE ON THE CONVERTIBLE PROMISSORY NOTE.
            -----------------------------------------------------------------

(a) Global hereby modifies the convertible promissory note of February 26, 1996, in the amount of $250,000.00 (hereinafter the "Note") by extending the Maturity Date (as defmed in Paragraph 1.02 of the Loan and Security Agreement) from February 26, 1997 to December 31, 1997.

(b) Global hereby grants to Cymedix the option to further extend the Maturity Date of the note for an additional 180 days. Cymedix may only exercise the option if it has not been successful in raising an additional one and one half million dollars ($1,500,000.00) in equity capital between the date of this agreement and December 31, 1997.

(3)     EXTENSION OF CONVERSION RIGHTS.  All of Global's rights to convert the
        ------------------------------
Note to stock shall be extended to December 31, 1997, or to the last date to which payment on the, Note is due should Cymedix exercise its option to extend the Maturity Date, as set forth in paragraph 2(b) above, provided, however, that Global agrees that it shall not exercise its option until after the maturity date or any extension thereof.

(4)     LICENSE AGREEMENT.  Global shall be licensed to use Cymedix technology
        -----------------
in the blood bank and drug testing markets, which license shall be in substantially the form of that used by Cymedix for such licenses.

(5)          DISTRIBUTORSHIP
             ---------------

(a) Global shall be appointed by Cymedix as its Exclusive Distributor, for a period of 180 days, for the sale of Cymedix products to FHP. Such
Distributorship shall be substantially in the form of the Distributorship Agreement used by Cymedix for such purposes, and shall terminate at the close of business on the 180th day from the date of the agreement.

(b) Global shall be appointed by Cymedix as a Non-Exclusive Distributorship for the sale of Cymedix products throughout the continental United States. Such Distributorship Agreement shall be for a period of three years, and shall be substantially in the form used by Cymedix for such purposes.

(6)          MEETINGS  WITH  FHP.
             -------------------

Global shall exercise its good faith and best efforts to arrange a meeting within the next 30 days between a representative of Cymedix and the President and CEO of FHP, or some mutually agreed upon officer of FHP.

(7)          LETTER  OF  RECOMMENDATION.
             --------------------------

Mr. Ruxin shall, on behalf of Global, prepare a letter of recommendation of Cymedix and its products covering the points set forth on Exhibit D hereto.

(8)          MODIFICATIONS  -TO  LOAN  AND  SECURITY  AGREEMENT.
             --------------------------------------------------

(a) The following language is deleted from the second introductory paragraph: "MSOL and Global are negotiating the terms of a definite agreement. MSOL will become a subsidiary of Global if the merger is completed.

(b) Section 1.02 is specifically modified by paragraph 2 of this agreement.

(c)          Section  1.03  is  deleted.

(d)          Section  3.01(b)  shall  be  modified, and shall read as follows:

     "(b)       MSOL shall not grant or permit any security interest in any of the collateral to anyone except Global unless (1) such security holder acknowledge the prior security of Global; or (2) Global consents in writing to the granting of such a security interest."

(e)          Sections  3.01(c)  is  deleted.

(f)          Section  3.01(h)  shall  be  modified, and shall read as follows:

     (h) Cymedix, Berman and Asbell agree during the pendency of The Note, and until the same is either paid in full, converted to stock or otherwise satisfied, that no further shares of stock in Cymedix shall be issued to Berman or Asbell except for cash payment or in lieu of accrued salary. Any such stock purchase shall be subject to the following:

          (1) The stock price shall be the higher of either the price per share in the most recent private placement offering or Global's conversion price;

          (2) Berman and Asbell shall each be entitled to purchase, in exchange for accrued salary, up to $100,000 in stock per year, and no more.

This paragraph shall not apply to the exercise of any warrants issued to Berman or Asbell prior to October 15, 1996.

(g)          All  references  to  any  proposed  merger  are  deleted.

(9)          ITEMS  EXCLUDED  FROM,  THIS  MUTUAL  -  GENERAL  RELEASE.
             ------------------------------------     ----------------

(a) Paragraph 8a and 8b of the Letter of Intent between Cymedix and Global, dated February 26, 1996.
(b)          All  rights  that  Global  may  have  under  The  Note  except:

     (1) Any modifications contained in the Agreement shall control over the language of the Note.

     (2) The paragraph on page two of the Note, commencing with the words "In consideration for making the Loan evidenced by this Note, maker agrees:", and subparagraphs (a) through (c) thereunder, is deleted.

     (3)          All  references  to  any  proposed  merger  are  deleted.

(c)          The  Loan  and  Security  Agreement,  as  modified  herein.

(10)          WAIVER  OF  RIGHTS  UNDER  CALIFORNIA  CIVIL  CODE SECTION 1542.
              ---------------------------------------------------------------

With respect to the obligations created by or arising out of this agreement, as well those items specifically excluded from this mutual general release, all rights under California Civil Code Section 1542 and any similar rights under any similar federal, state or local statute, rule or regulation, are hereby expressly waived by each party. California Civil Code Section 1542 provides as follows:

"A general release does not extend to claims which the creditor did not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

(11)          ENTIRE  AGREEMENT.
              -----------------

This agreement contains the entire agreement between the parties with regard to the subject matter thereof. It may not be altered, modified or otherwise changed in any manner except in a writing signed by all of the parties hereto.

Date:  _________________________                By:____________________
          Global  Med  Technologies



Date:___________________________                By:____________________
          Cymedix



Date:___________________________                By:____________________
          Barbara  Asbell


Date:__________________________                 By:____________________
          Keith  Berman


Date:__________________________                 By:____________________
          Mick  Ruxin